                                                                   Exhibit 10.11

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                           ACT MANUFACTURING INC. AND
[CONVERGENT LOGO]           CONVERGENT NETWORKS, INC.                 [ACT LOGO]

                        MANUFACTURING SERVICES AGREEMENT

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     This Manufacturing Services Agreement ("Agreement") between ACT
Manufacturing, Inc. ("ACT") and Convergent Networks, Inc. ("Convergent") is entered into as of September 20, 2000 (the "Effective Date").

1.  SERVICES

ACT agrees to use diligent efforts to perform the services (hereinafter "Services") pursuant to purchase orders or changes thereto issued by Convergent Networks. The Services shall mean (a) the procurement of components, materials, equipment and other supplies, (b) the manufacture, assembly, and testing, of products (hereinafter "Products") pursuant to detailed written specifications for each such Product as provided by Convergent Networks, (c) the delivery of such Products, and (d) the provision of the services set forth on Attachment A. For each Product or revision thereof, written specifications shall include but are not limited to bill of materials, schematics, assembly drawings, process documentation, test specifications, current revision number, and approved vendor list (hereinafter "Specifications") as attached to each purchase order issued hereunder.

2.  ORDER ADMINISTRATION AND FORECAST MANAGEMENT

Convergent Networks must have 90 days worth of purchase orders in place at all times. Convergent Networks must also have an additional 90 days (for a total of
180 days) of forecast in place at all times.   Purchase orders must specify part
number, quantity, rev level, price and requested delivery dates provided such additional forecasts shall be fully cancelable and re-scheduled until such time as such forecasts fall within a 90 day period. First 30 days of forecast are non-cancelable/non-rescheduled. ACT will schedule all material to arrive at least 21 days prior to requested in-house date at Convergent Networks. Days 31-60 are non-cancelable but can be rescheduled out to a maximum of 60 days one
time only.   Days 61-90 are fully rescheduled/cancelable within the following guidelines:

Convergent Networks will be responsible for all excess custom and unique material bought on their behalf. Convergent Networks will be responsible for all excess created by non-cancelable/non-returnable items. Convergent Networks will be responsible for all excess created by purchasing of minimum order quantities and minimum package sizes. ACT will plan material to support the forecast provided by the Convergent Networks. Convergent Networks must convert [**]% the forecast for the 90 day period. Convergent Networks will be responsible for all charges set forth below, and custom/unique parts purchased to support orders and forecast within the 90-day period. ACT shall use its best efforts to return all returnable/cancelable items to distributors.

ACT will charge [**]% per month for items carried in inventory greater than 7 weeks as a result of reschedules.

ACT will charge [**]% for material returned to ACT's Distributors on the Convergent Networks behalf due to reschedules or cancellations for non-distribution items only.

ACT will change a [**]% handling charge for excess or obsolete material, which must be returned to the Convergent Networks.

Convergent Networks shall not pay the foregoing charges for any materials, parts, components and/or inventory purchased by ACT in excess of Convergent Networks' forecasts; provided, however, if the Minimum Amount (as defined below) of a particular component or part purchased by ACT is greater than the amount for such component or part in Convergent Network's forecast, the foregoing cancellation charges shall apply to the Minimum Amount less those components or parts converted into Product by Convergent or may be allocated to meet the requirements for other ACT customers. For purposes of this Section 2, "Minimum Amount" means the smallest quantity of a component or part that ACT can purchase to meet Convergent Network's forecasts for such components or parts, but does not include any greater minimum amount purchased by ACT to obtain better per unit pricing or other more favorable terms.

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                    CONVERGENT NETWORKS AND ACT MANUFACTURING
                        MANUFACTURING SERVICES AGREEMENT

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3.  PRICING

ACT will submit a formal quote to set pricing for the upcoming quarter. ACT and Convergent Networks will meet every three months to review process and material cost changes. New pricing for the upcoming quarter will be set at that time. Major changes may be negotiated by either party during the quarter when necessary.

All prices are F.O.B. shipping point, on any product not delivered directly by ACT owned vehicles. Payment terms are Net 30 days. Convergent Networks will have the right to select the method of shipment, including carrier, insurance, means of transportation and routing. ACT will assist Convergent Networks in obtaining favorable logistics services from ACT's partners and vendors.

Material cost reductions negotiated solely by Convergent Networks shall be
passed [**]% to Convergent Networks.   Material cost reductions negotiated
solely by ACT on behalf of the Convergent Networks will be split [**]% to each party for a period of one year, unless Convergent establishes better pricing during such one-year period, in which case ACT shall pass all of the savings on to Convergent.

4.  FLEXIBILITY

     ACT agrees to provide a [**]% "upside" (i.e. quantities of Product in excess of forecast) in any given quarter commencing three weeks from receipt of
request.   Convergent Networks will be promptly informed in advance of any charges associated with holding critical components in stock (boards/ASICS/sheet metal, etc.). Convergent Networks assumes all risk for Engineering Change Orders
(ECOs) to critical parts held in stock to support flexibility. Should Convergent Networks exercise the full [**]% flexibility it will not again be available until the lead time of the longest lead-time component; provided, however, ACT shall use reasonable efforts on behalf of Convergent Networks to negotiate arrangements with distributors and brokers to obtain additional inventory to provide for [**] upside flexibility for the quarterly immediately following the quarter during which Convergent Networks has exercised the [**]% upside.

5.  CONVERGENT NETWORKS DELIVERABLES

     Unless otherwise stated in writing, Convergent Networks agrees to provide to ACT all information required to properly manufacture the Product (Attachment
B). Convergent Networks agrees to provide all unique test equipment, test procedures and software code required to isolate defects. Subject to Section 7, ACT disclaims liability for any non-manufacturing related defects which such tools did not isolate.

6.  APPROVED MANUFACTURERS

     ACT will only purchase components specified and approved by Convergent Networks. Any changes are subject to Convergent Networks advance written consent. If Convergent Networks refuses to give such consent or fails to respond within ten days of ACT's request therefor, and ACT has used its reasonable efforts to purchase from the approved manufacturers and shortages or allocation exist, ACT shall not be liable for failing to deliver the affected Product. In the event that ACT is unable to purchase a specified component from approved manufacturers due to unavailability and Convergent Networks has given ACT advance notice of its need for the specified component with at least the lead time specified by ACT for such specified component, ACT will make every effort to obtain the specified components, including buying from "brokerage" at ACT's expense.

7.  WARRANTY

     a). ACT warrants that (i) the Products provided under this Agreement will be free of manufacturing defects for a period of one year from date of shipment,
(ii) the Products will conform to the specifications set forth in the applicable purchase order, and (iii) will be performed in accordance with IPC (formerly the Institute for Interconnecting and Packaging Electronic Circuits) standards for a Class II Factory and will assume responsibility for all process-related defects and assembly violations,

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                        MANUFACTURING SERVICES AGREEMENT

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including, without limitation, defects due to poor solder quality, PCB cleanliness, contamination, poor repair practices, or use of parts not listed on Convergent Networks' Approved Vendor List. ACT will, if permitted to do so, pass through to Convergent Networks any warranties for components purchased for Convergent Networks. The warranty period for returned Product shall be the balance of the original warranty period or ninety (90) days, whichever is greater. Convergent Networks sole remedy and ACT's sole obligation shall be to repair or replace (at its option) the defective Product at no additional charge to Convergent Networks. If a defective Product cannot be repaired or replaced, ACT shall refund Convergent Networks the amounts paid for such defective Product. Any Product returned to ACT which, after inspection and test by ACT, is found to be free of defects shall be subject to a "no Defect Found Charge".

     b). This warranty shall not apply to Product(s) that have been subjected to abuse, misuse, accident, alteration, neglect, operation outside the parameters or environment identified in Convergent Networks product specifications, or unauthorized repair, installation or alternations by anyone other than ACT and Convergent Networks. Additionally, this warranty shall not apply to printed circuit boards that are made defective or otherwise made inoperative as a result of improper repair by Convergent Networks.

     c). Convergent Networks shall contact ACT for a RMA (Return Material Authorization) prior to returning any Product for repair. ACT will provide the RMA within 2 business days (1 day for priority requests) of receipt. Convergent Networks will forward the defective Product to ACT freight prepaid. ACT will return the repaired or replaced Product, freight prepaid, to Convergent Networks as quickly as practical, but no later than 30 days from the date ACT received the defective Product.

     d). If ACT determines the warranted product is unrepairable or ACT no longer possesses tools and equipment necessary to perform the repairs, ACT shall refund the Purchase Price in lieu of repair or replacement.

     e). THE FOREGOING WARRANTY PROVISIONS SET FORTH ACT'S SOLE WARRANTIES AND ARE CONVERGENT NETWORK's EXCLUSIVE REMEDIES FOR WARRANTY FOR ANY PRODUCTS PROVIDED HEREUNDER. ACT HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL OTHER WARRANTIES WITH RESPECT TO PRODUCTS SUPPLIED HEREUNDER INCLUDING ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

8.  FORCE MAJEURE

     Neither party shall be considered in default or liable for any delay or failure to perform under this Agreement due to causes beyond its reasonable control. If such delay or failure continues for more than thirty (30) days Convergent Networks and ACT will meet to mutually agree upon the actions to be taken. If such delay or failure continues to prevent a party from performing its obligations hereunder for more than ninety (90) days, the other party may terminate this Agreement and any purchase orders issued hereunder with ten (10) days written notice to the non-performing party.

9.  INSURANCE

     a). ACT will maintain adequate insurance to protect from fire, theft and damage the material inventory to be used for the manufacture of Convergent Networks Products. ACT shall maintain adequate insurance to protect from fire, theft and damage any consigned inventory, in-circuit test fixtures, capital equipment, returned materials and other property of Convergent Networks in the hands of ACT.

     b). Convergent Networks agrees to take all necessary precautions to prevent injury to any persons (including employees of ACT) or damage to property (Including ACT's property) during the term of this Agreement and shall defend, indemnify, and hold ACT, its officers, directors, agents and employees harmless from and against any and all claims, losses, expenses (including reasonable attorney's fees), demands, or judgments ("Claims") which result from or arise out of: (1) the presence of Convergent Networks or equipment or tools used by Convergent Networks in the performance of this Agreement on the property of ACT; or (2) the performance by Convergent Networks or its personnel of any effort for or on behalf of ACT; or (3) the acts, errors, omissions, or negligence of Convergent Networks or Convergent Networks personnel; or (4) the use by Convergent Networks of ACT's equipment, tools, or facilities ("Equipment") whether or not any Claims are based upon the condition of the Equipment of ACT's, its agent's, or employee's alleged negligence in permitting its use. Permission by ACT to use the Equipment shall be gratuitous.

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10.  TERM AND TERMINATION

   (a)  Term.  The initial term ("Initial Term") of this Agreement shall be one
(1) year commencing as of the Effective Date, unless terminated sooner as provided in Section 10(b) or 10(c). On the first anniversary of the Effective Date and each anniversary thereafter, this Agreement shall automatically renew for an additional one (1) year term (each a "Renewal Term"), unless either party gives written notice to terminate one hundred and eighty (180) days prior to the expiration of the Initial Term or any Renewal Term.

   (b) Termination for Cause. Either party shall have the right to terminate this Agreement if: (i) the other materially party breaches any material term of this Agreement and fails to cure such breach within ninety (90) days after receipt of written notice of the same; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

   (c) Termination for Convenience. At any time after the expiration of the Initial Term, either party may terminate this Agreement, with or without cause, upon one hundred eighty (180) days prior written notice to the other party.

   (d) Survival. This Section 10(d) and Sections 7, 11, 15 and 16 shall survive the termination of this Agreement. In addition where the context of any provision indicates an intent that it shall survive the term or termination of this Agreement then it shall survive.

11.  OWNERSHIP OF PRODUCTS

     Convergent Networks shall have and retain all right, title and interest in and to all Products manufactured by ACT hereunder. ACT hereby assigns and agrees to assign to Convergent Networks all of ACT's right, title and interest in and to the intellectual property rights embodied in such Products including, without limitation, all patent, copyright and trade secret interests therein. At Convergent Network's request, ACT shall execute all documents and take all steps as Convergent Networks may reasonably request in order to more fully effectuate the foregoing assignment if necessary.

12.  CONFIDENTIALITY.

     All written information and data exchanged between the parties for the purpose of enabling ACT to manufacture and deliver Products under this Agreement that is marked "Confidential" or the like shall be deemed to be "Confidential Information" or any information disclosed under circumstances that would reasonably indicate the confidential nature of such information shall also be deemed Confidential Information. The party which receives such Confidential Information agrees to safeguard such Confidential Information, to use such Confidential Information solely as necessary to perform its obligations under this Agreement, and to disclose it only to its employees with a need to know such information and not to disclose it directly or indirectly to any third party without the prior written consent of the disclosing party. Each party shall have written agreements with its employees that bind its employees to protect such Confidential Information. Confidential Information disclosed pursuant to this Agreement shall be maintained confidential during the term of this Agreement and for a period of five (5) years thereafter. Each party expressly acknowledges that its breach or threatened breach of this Section will result in substantial, continuing and irreparable injury to the other party, and that the other party shall thus be entitled to injunctive or other equitable relief.

13.  AMENDMENTS

     This Agreement may be amended only by written consent of both parties.

14.  WAIVERS AND CONSENTS

     The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or

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provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

15.  INDEPENDENT CONTRACTOR

     Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind the other party in any respect whatsoever.

16.  GOVERNING LAW

     This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, excluding its choice of law principles and the UN Convention on Contracts for the International Sale of Goods.

17.  SUCCESSORS, ASSIGNMENT

     This Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party, not to be unreasonably withheld; provided, however, that either party may, without the prior written consent of the other party, assign this Agreement to a successor in interest pursuant to a merger or sale of all or substantially all of the assets or stock of such party.

18.  ENTIRE AGREEMENT

     This Agreement and any attachments hereto constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions.

19.  COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be a condition to the effectiveness of this Agreement that each party shall have executed the same counterpart.

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IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement under seal as of the date(s) set forth below.

ACT MANUFACTURING, INC.            CONVERGENT NETWORKS


By /s/ Fran Burke                  By /s/ Kenneth MacLure
  -------------------------           -------------------------
  (Signature)                         (Signature)

  Fran Burke                          Kenneth MacLure
---------------------------        ----------------------------
  (Printed Name)                      (Printed Name)

  VP Bus Dev                          VP Operations
---------------------------        ----------------------------
  (Title)                             (Title)

  9/21/00                             9/21/00
---------------------------        ----------------------------
  (Date)                             (Date)


List of ACT Services and Deliverables on ATTACHMENT A

List of Convergent Networks Deliverables on ATTACHMENT B

List of products currently covered by the agreement are detailed on ATTACHMENT C.

List of components with special conditions detailed on ATTACHMENT D.

ATTACHMENTS C AND D to be reviewed and updated quarterly.


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ATTACHMENT  A

                         ACT Services and Deliverables



Procure Raw materials per Convergent Network's Approved Vendor List and Bills of Material.

Stock Raw Materials on Convergent's behalf internal to ACT, though Distribution and manage a bonded inventory through Distribution.

Assemble Printed Circuit Boards in compliance to IPC 310 Class II guidelines.

Perform fixtuless testing, in-circuit testing, board-level diagnostics, dynamic environment stress screening and functional testing, and final system testing pursuant to the guidelines and released test procedures provided by Convergent Networks.

Procure all tooling necessary to complete mechanical and electrical Assemblies that includes but is not limited to wave solder fixtures, press-fit tooling, SMT (Surface Mount Technology) stencils and all engineering services related to the development of machine placed programs through Computer Automated Design (CAD) translation, wave solder and SMT reflow thermal profiles, visual aides, process documentation and formally adapting Convergent Networks Engineering Change Orders (ECOs) into ACT's ISO 9000 Process.

Yields for incoming inspection and the first level of test at Convergent Networks should equal or exceed the guidelines posted in the quarterly report cards delivered by ACT to Convergent Networks.

Assist Convergent Networks to achieve 100% of the Printed Circuit Boards assembled by ACT to be manufactured with a level of quality and testing that would allow them to be stocked directly from ACT.

Provide program mangement for all assemblies in prototype and production to track timelines of all procurement and process-releated issues.

No more then 1 ACT project manager will be used to manage the new product introductions and 1 ACT project manager for production.

Track all process-related failures and provide a monthly summary to show where the "Top Ten" failures are occuring and what steps ACT will take to failures in the future.

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ATTACHMENT B

                        Convergent Networks Deliverables


Bill of Material with Reference Designators

AVL Information

Assembly Drawings

Gerber Files

CAD Files

Programs for IC's

Schematics

Test Processes

Deviations/Waivers in Writing





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ATTACHMENT C


List of Convergent Networks products to be manufactured by ACT.









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ATTACHMENT D

List of components with special conditions











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